UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana		47129
(Address of Principal Executive Offices)		(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Shareholders of First Savings Financial Group, Inc. (the “Company”) was held on February 19, 2019. The final results of the vote on each matter submitted to a vote of shareholders are as follows:

1.	The following individuals were elected as directors of the Company, each to serve for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Douglas A. York	1,103,184	277,587	850,815
Frank N. Czeschin	1,103,342	277,429	850,815
John P. Lawson, Jr.	1,103,804	276,967	850,815
Steven R. Stemler	1,351,528	29,243	850,815

2.	The appointment of Monroe Shine & Co., Inc. to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
2,161,362	70,199	25	0

3.	A resolution to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved by the following non-binding advisory vote:

For	Against	Abstentions	Broker Non-Votes
1,263,060	89,593	28,118	850,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: February 19, 2019	By:	/s/Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer